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                               EXHIBIT 11

                       FIRST SAVINGS BANK, F.S.B.
                COMPUTATION OF EARNINGS PER COMMON SHARE


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                                               Three Months         Nine Months
                                                   Ended               Ened
                                               September 30,       September 30,
                                                   1995                1995
                                               ------------       -------------
PRIMARY EARNINGS PER SHARE

Net income                                     $   304,068         $  371,648
                                               ------------       ------------
                                               ------------       ------------

Shares:
  Weighted average number of shares outstanding    695,698            695,698

  Add-Dilutive effect of outstanding stock
   options (as determined by the application
   of the treasury stock method)                       225                 --
                                               ------------       ------------

  Weighted average number of shares
   outstanding as adjusted                          695,923           695,698
                                               ------------       ------------
                                               ------------       ------------

Net income per share:  Primary                 $   0.436928 (a)   $   0.534209  (a)
                                               ------------       ------------
                                               ------------       ------------

ASSUMING FULL DILUTION

Net income                                     $    304,068       $   371,648
                                               ------------       ------------
                                               ------------       ------------
Shares:
  Weighted average number of shares
   outstanding                                      695,698           695,698

  Add-Dilutive effect of outstanding stock
   options (as determined by the application
   of the treasury stock method)                        659                --
                                               ------------       ------------
  Weighted average number of shares
   outstanding as adjusted                          696,357           695,698
                                               ------------       ------------
                                               ------------       ------------

Net income per share:  Assuming full dilution  $   0.436655 (a)    $ 0.534209 (a)
                                               ------------       ------------
                                               ------------       ------------
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(a)  This calculation is submitted in accordance with Regulation S-K item
     601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.